UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)

2828 North Haskell Avenue, Dallas, Texas (Address of principal executive offices)	75204 (Zip code)

Registrant’s telephone number including area code: (214) 841-6111

Not Applicable
(Former name or former address if changed from last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated February 27, 2004.

ITEM 9. REGULATION FD DISCLOSURE

     As previously announced, Affiliated Computer Services, Inc. (“ACS”) set February 27, 2004 (the “Redemption Date”) as the date for the redemption of its 3.50% Convertible Subordinated Notes due February 15, 2006 (the “Notes”). Prior to the Redemption Date, 99.9% of the holders of the Notes have converted their Notes to shares of ACS’ Class A Common Stock in accordance with Article XII of the Indenture dated as of February 21, 2001 between ACS and The Bank of New York Trust Company, N.A. (as successor in interest to U.S. Trust Company of Texas, N.A.), as trustee. As a result of such conversions, 7,291,983 shares of ACS’ Class A Common Stock were issued to such holders.

     On February 27, 2004, the Company issued a press release announcing the conclusion of the Redemption. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 9 and the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
By:	/s/ Warren D. Edwards
	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer

Date: February 27, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Affiliated Computer Services, Inc. Press Release dated February 27, 2004

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